Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for Second Quarter 2018

RICHMOND, Va. (August 6, 2018) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the second quarter of 2018.

Selected Statistical and Financial Data

As of and For the Three and Six Months Ended June 30

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	% Change	2018	2017	% Change

Net income	$67,630	$87,606	(22.8% )	$109,812	$121,971	(10.0% )
Net income per share	$0.29	$0.39	(25.6% )	$0.48	$0.55	(12.7% )

Adjusted EBITDA	$130,915	$125,987	3.9%	$231,129	$225,065	2.7%
Comparable Hotels Adjusted Hotel EBITDA	$137,845	$135,239	1.9%	$245,678	$242,227	1.4%
Comparable Hotels Adjusted Hotel EBITDA Margin	40.0%	40.2%	(20 bps )	38.1%	38.4%	(30 bps )
Modified funds from operations (MFFO)	$117,313	$113,650	3.2%	$205,215	$200,531	2.3%
MFFO per share	$0.51	$0.51	-	$0.89	$0.90	(1.1% )

Average Daily Rate (ADR) (Actual)	$139.58	$137.56	1.5%	$137.09	$135.58	1.1%
Occupancy (Actual)	81.7%	81.5%	0.2%	78.2%	78.0%	0.3%
Revenue Per Available Room (RevPAR) (Actual)	$114.09	$112.10	1.8%	$107.20	$105.70	1.4%

Comparable Hotels ADR	$139.83	$138.22	1.2%	$137.39	$135.95	1.1%
Comparable Hotels Occupancy	81.8%	81.7%	0.1%	78.3%	78.2%	0.1%
Comparable Hotels RevPAR	$114.38	$112.88	1.3%	$107.52	$106.31	1.1%

Distributions paid	$69,060	$66,903	3.2%	$138,204	$133,811	3.3%
Distributions paid per share	$0.30	$0.30	-	$0.60	$0.60	-

Total debt outstanding	$1,373,767
Total debt to total capitalization (2)	25.0%

(1) Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDA, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.

(2) Total debt outstanding divided by total debt outstanding plus equity market capitalization based on the Company’s closing share price of $17.88 on June 30, 2018.

Comparable Hotels is defined as the 241 hotels owned and held for use by the Company as of June 30, 2018. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, President and Chief Executive Officer of Apple Hospitality REIT, commented, “Hotel operations for our portfolio during the second quarter and first half of 2018 were generally in line with our expectations. Despite continued inflationary and wage pressures and moderate rate growth, we produced industry-leading margins of 40 percent for the quarter. Subsequent to the quarter, we successfully refinanced over $1 billion of our credit facilities, extending their maturities and reducing their applicable spreads. We appreciate the support of our lenders and their recognition of the relative performance and stability of our Company, another example of the benefits of our operating philosophy. As we enter the second half of the year, we are confident in our ability to effectively manage our business and to maximize the value of opportunities as they arise.”

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Portfolio Activity

Acquisitions

During the first six months of 2018, Apple Hospitality acquired four hotels for a combined total purchase price of approximately $137 million. The following acquisitions were completed during the second quarter of 2018:

●	On May 2, 2018, the Company acquired a newly built 210-room Hampton Inn & Suites by Hilton in Phoenix, Arizona, for a total purchase price of approximately $44 million.
●	On June 28, 2018, the Company acquired an existing 132-room Hampton Inn & Suites by Hilton in Atlanta, Georgia, for a total purchase price of approximately $30 million.

Contracts for Potential Acquisitions

During the second quarter of 2018, the Company entered into contracts for the potential purchase of four hotels. Each of the hotels has a current planned opening in 2020, at which time closings on these hotels are expected to occur. There are many conditions to closing under each of the contracts, including completion of construction, and there can be no assurance the hotels will be acquired. The contracts are for:

●

A planned dual-branded Hampton Inn & Suites by Hilton and Home2 Suites by Hilton property in Cape Canaveral, Florida, with a combined total of 224 guest rooms and a purchase price of approximately $47 million.

●	A planned dual-branded Hyatt House and Hyatt Place property in Tempe, Arizona, with a combined total of 254 guest rooms and a purchase price of approximately $63 million.

Dispositions and Potential Disposition

On July 13, 2018, the Company sold the 86-room TownePlace Suites by Marriott and the 89-room SpringHill Suites by Marriott hotels in Columbus, Georgia, for a total combined gross sales price of $10 million. The Company used the net proceeds from the sales to pay down borrowings on its revolving credit facility. The hotels were classified as assets held for sale at June 30, 2018, and a total impairment loss of approximately $0.5 million was recognized in the second quarter of 2018 on the two hotels.

Also during the quarter, the Company committed to sell its 72-room Residence Inn by Marriott in Springdale, Arkansas. As a result, the Company recognized an impairment loss of approximately $2.6 million in the second quarter of 2018 on this hotel due to the change in its anticipated hold period.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the six months ended June 30, 2018, the Company invested approximately $31 million in capital expenditures. The Company anticipates investing an additional $35 million to $45 million in capital improvements during the remainder of 2018, which includes various scheduled renovation projects for approximately 20 to 25 properties.

Balance Sheet and Capital Markets

As of June 30, 2018, Apple Hospitality had approximately $1.4 billion of total outstanding indebtedness with a current combined weighted-average interest rate of approximately 3.7 percent for the remainder of 2018. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding indebtedness is comprised of approximately $495 million in property-level debt secured by 31 hotels and $878 million outstanding on its unsecured credit facilities. Apple Hospitality’s undrawn capacity on its unsecured credit facilities at June 30, 2018, was approximately $322 million. The Company’s total debt to total capitalization at June 30, 2018, was approximately 25 percent, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace.

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In July and August 2018, the Company entered into an amendment and restatement of its $965 million credit facility and its $150 million term loan facility, each of which were repaid and extinguished at closing. The amendments and restatements effectively extended the maturities of the existing facilities, improved the pricing grids which reduced the applicable spreads by an average of 15 basis points, and improved certain covenants under the prior agreements for the Company. The $965 million credit facility was reduced to $850 million, and the $150 million term loan facility was increased to $225 million. The new $850 million credit facility is comprised of (i) a $425 million revolving credit facility with an initial maturity date of July 27, 2022 (at closing the Company borrowed approximately $196 million under the revolving credit facility) and (ii) a $200 million term loan with a maturity date of July 27, 2023, and a $225 million term loan with a maturity date of January 31, 2024, both funded at closing. The $225 million term loan facility is comprised of a $50 million term loan with a maturity date of August 2, 2023, and a $175 million term loan with a maturity date of August 2, 2025. The interest rates under the facilities, subject to certain exceptions, are equal to an annual rate of the one-month LIBOR plus a margin ranging from 1.35 to 2.50 percent, depending upon the Company’s leverage ratio, as calculated under the terms of the credit agreements. After the completion of these recasts, the Company’s weighted-average debt maturities are six years, and the weighted-average maturity of its effectively fixed rate debt is five years at a weighted-average interest rate of 3.9 percent.

Shareholder Distributions

Apple Hospitality paid distributions of $0.30 per common share during the three-month period ended June 30, 2018. Based on the Company’s common share closing price of $18.02 on August 2, 2018, the annualized distribution rate of $1.20 per common share represents an annual yield of approximately 6.7 percent. The Company’s Board of Directors, in consultation with management, will continue to regularly monitor the Company’s distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions and dispositions. At its discretion, the Company’s Board of Directors may make adjustments as determined to be prudent in relation to other cash requirements of the Company.

2018 Outlook

Apple Hospitality is providing its operational and financial outlook for 2018. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company’s existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. Comparable Hotels RevPAR Growth and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired, as if the hotels were owned as of January 1, 2017, and exclude completed dispositions since January 1, 2017. For the full year 2018, the Company anticipates:

	2018 Guidance(1)
	Low-End	High-End

Net income	$193 Million	$217 Million

Comparable Hotels RevPAR Growth	0.0%	2.0%

Comparable Hotels Adjusted Hotel EBITDA Margin %	36.8%	37.8%

Adjusted EBITDA	$437 Million	$457 Million

(1)	Explanations of and reconciliations to net income guidance of Adjusted EBITDA guidance are included below.

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Earnings Call

The Company will host a quarterly conference call for investors and interested parties on Tuesday, August 7, 2018, at 9:00 a.m. Eastern Time. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial (877) 407-9039, and participants from outside the U.S. should dial (201) 689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 12:00 p.m. Eastern Time on August 7, 2018, through 11:59 p.m. Eastern Time on August 21, 2018. To access the replay, the domestic dial-in number is (844) 512-2921, the international dial-in number is (412) 317-6671, and the passcode is 13680967. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest and most diverse portfolios of upscale, select-service hotels in the United States. Apple Hospitality’s portfolio consists of 241 hotels with more than 30,700 guest rooms located in 88 markets throughout 34 states. Franchised with industry-leading brands, the Company’s portfolio comprises 115 Marriott-branded hotels and 126 Hilton-branded hotels. For more information, please visit www.applehospitalityreit.com.

Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Adjusted EBITDA (“Adjusted EBITDA”); and Adjusted Hotel EBITDA (“Adjusted Hotel EBITDA”). These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations, or any other operating GAAP measure. FFO, MFFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust. Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore

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there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved. In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement. Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

(804) 727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	June 30,	December 31,
	2018	2017
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation of $818,794 and $731,284, respectively	$4,858,216	$4,793,159
Assets held for sale	9,800	-
Restricted cash-furniture, fixtures and other escrows	32,279	29,791
Due from third party managers, net	61,660	31,457
Other assets, net	56,929	47,931
Total Assets	$5,018,884	$4,902,338

Liabilities
Revolving credit facility	$218,400	$106,900
Term loans	656,860	656,279
Mortgage debt	496,916	459,017
Accounts payable and other liabilities	89,471	109,057
Total Liabilities	1,461,647	1,331,253

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 230,347,462 and 229,961,548 shares, respectively	4,594,700	4,588,188
Accumulated other comprehensive income	17,810	9,778
Distributions greater than net income	(1,055,273)	(1,026,881)
Total Shareholders' Equity	3,557,237	3,571,085

Total Liabilities and Shareholders' Equity	$5,018,884	$4,902,338

Note:

The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited) (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Room	$319,022	$306,283	$593,858	$575,676
Food and beverage	16,518	17,932	32,228	34,665
Other	9,174	7,489	17,017	14,288
Total revenue	344,714	331,704	643,103	624,629

Expenses:
Operating	81,242	80,345	157,196	155,499
Hotel administrative	26,558	25,217	51,660	50,053
Sales and marketing	28,168	26,270	53,500	50,379
Utilities	10,247	10,193	20,530	19,946
Repair and maintenance	13,476	12,279	25,929	24,195
Franchise fees	14,781	14,163	27,514	26,637
Management fees	12,059	11,545	22,531	21,757
Property taxes, insurance and other	18,681	17,821	35,910	34,748
Ground lease	2,912	2,839	5,762	5,655
General and administrative	6,721	6,151	13,598	12,905
Transaction and litigation costs (reimbursements)	-	(2,586)	-	(2,586)
Loss on impairment of depreciable real estate assets	3,135	-	3,135	7,875
Depreciation	45,743	43,893	90,583	87,660
Total expenses	263,723	248,130	507,848	494,723

Operating income	80,991	83,574	135,255	129,906

Interest and other expense, net	(13,210)	(11,849)	(25,129)	(23,566)
Gain on sale of real estate	-	16,140	-	16,140

Income before income taxes	67,781	87,865	110,126	122,480

Income tax expense	(151)	(259)	(314)	(509)

Net income	$67,630	$87,606	$109,812	$121,971

Other comprehensive income (loss):
Interest rate derivatives	1,740	(1,175)	8,032	370

Comprehensive income	$69,370	$86,431	$117,844	$122,341

Basic and diluted net income per common share	$0.29	$0.39	$0.48	$0.55

Weighted average common shares outstanding - basic and diluted	230,342	223,052	230,428	223,049

Note:

The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	% Change	2018	2017	% Change

Total revenue	$344,985	$336,573	2.5%	$644,973	$630,428	2.3%

Total operating expenses	207,140	201,334	2.9%	399,295	388,201	2.9%

Adjusted Hotel EBITDA	$137,845	$135,239	1.9%	$245,678	$242,227	1.4%
Adjusted Hotel EBITDA Margin %	40.0%	40.2%	(20 bps )	38.1%	38.4%	(30 bps )

ADR (Comparable Hotels)	$139.83	$138.22	1.2%	$137.39	$135.95	1.1%
Occupancy (Comparable Hotels)	81.8%	81.7%	0.1%	78.3%	78.2%	0.1%
RevPAR (Comparable Hotels)	$114.38	$112.88	1.3%	$107.52	$106.31	1.1%

ADR (Actual)	$139.58	$137.56	1.5%	$137.09	$135.58	1.1%
Occupancy (Actual)	81.7%	81.5%	0.2%	78.2%	78.0%	0.3%
RevPAR (Actual)	$114.09	$112.10	1.8%	$107.20	$105.70	1.4%

Reconciliation to Actual Results

Total Revenue (Actual)	$344,714	$331,704		$643,103	$624,629
Revenue from acquisitions prior to ownership	1,315	10,449		3,829	18,911
Revenue from dispositions/assets held for sale	(978)	(5,533)		(1,827)	(13,018)
Lease revenue intangible amortization	(66)	(47)		(132)	(94)
Comparable Hotels Total Revenue	$344,985	$336,573		$644,973	$630,428

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$137,636	$132,138		$244,727	$237,970
AHEBITDA from acquisitions prior to ownership	494	4,687		1,457	7,716
AHEBITDA from dispositions/assets held for sale	(285)	(1,586)		(506)	(3,459)
Comparable Hotels AHEBITDA	$137,845	$135,239		$245,678	$242,227

Note:

Comparable Hotels is defined as the 241 hotels owned and held for use by the Company as of June 30, 2018. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	9/30/2016	12/31/2016	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018

Total revenue	$327,598	$281,856	$293,855	$336,573	$333,241	$294,197	$299,988	$344,985

Total operating expenses	198,662	181,617	186,867	201,334	202,332	191,021	192,155	207,140

Adjusted Hotel EBITDA	$128,936	$100,239	$106,988	$135,239	$130,909	$103,176	$107,833	$137,845
Adjusted Hotel EBITDA Margin %	39.4%	35.6%	36.4%	40.2%	39.3%	35.1%	35.9%	40.0%

ADR (Comparable Hotels)	$136.22	$128.38	$133.44	$138.22	$138.27	$130.87	$134.69	$139.83
Occupancy (Comparable Hotels)	80.4%	72.5%	74.7%	81.7%	80.4%	73.7%	74.6%	81.8%
RevPAR (Comparable Hotels)	$109.55	$93.13	$99.65	$112.88	$111.20	$96.39	$100.54	$114.38

ADR (Actual)	$136.04	$127.81	$133.39	$137.56	$136.73	$130.30	$134.32	$139.58
Occupancy (Actual)	80.2%	72.4%	74.4%	81.5%	80.0%	73.5%	74.6%	81.7%
RevPAR (Actual)	$109.07	$92.52	$99.27	$112.10	$109.45	$95.76	$100.18	$114.09

Reconciliation to Actual Results

Total Revenue (Actual)	$276,471	$282,431	$292,925	$331,704	$324,926	$289,067	$298,389	$344,714
Revenue from acquisitions prior to ownership	60,962	8,497	8,462	10,449	12,346	6,066	2,514	1,315
Revenue from dispositions/assets held for sale	(9,788)	(9,025)	(7,485)	(5,533)	(3,980)	(885)	(849)	(978)
Lease revenue intangible amortization	(47)	(47)	(47)	(47)	(51)	(51)	(66)	(66)
Comparable Hotels Total Revenue	$327,598	$281,856	$293,855	$336,573	$333,241	$294,197	$299,988	$344,985

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$106,707	$99,291	$105,832	$132,138	$125,750	$101,159	$107,091	$137,636
AHEBITDA from acquisitions prior to ownership	24,749	3,286	3,029	4,687	6,112	2,178	963	494
AHEBITDA from dispositions/assets held for sale	(2,520)	(2,338)	(1,873)	(1,586)	(953)	(161)	(221)	(285)
Comparable Hotels AHEBITDA	$128,936	$100,239	$106,988	$135,239	$130,909	$103,176	$107,833	$137,845

Note:

Comparable Hotels is defined as the 241 hotels owned and held for use by the Company as of June 30, 2018. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

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Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	% Change	2018	2017	% Change

Total revenue	$329,804	$324,882	1.5%	$618,330	$609,608	1.4%

Total operating expenses	198,587	194,817	1.9%	383,522	375,733	2.1%

Adjusted Hotel EBITDA	$131,217	$130,065	0.9%	$234,808	$233,875	0.4%
Adjusted Hotel EBITDA Margin %	39.8%	40.0%	(20 bps )	38.0%	38.4%	(40 bps )

ADR (Same Store Hotels)	$139.28	$137.60	1.2%	$137.01	$135.50	1.1%
Occupancy (Same Store Hotels)	82.1%	81.8%	0.4%	78.5%	78.3%	0.3%
RevPAR (Same Store Hotels)	$114.29	$112.53	1.6%	$107.51	$106.10	1.3%

ADR (Actual)	$139.58	$137.56	1.5%	$137.09	$135.58	1.1%
Occupancy (Actual)	81.7%	81.5%	0.2%	78.2%	78.0%	0.3%
RevPAR (Actual)	$114.09	$112.10	1.8%	$107.20	$105.70	1.4%

Reconciliation to Actual Results

Total Revenue (Actual)	$344,714	$331,704		$643,103	$624,629
Revenue from acquisitions	(13,866)	(1,242)		(22,814)	(1,909)
Revenue from dispositions/assets held for sale	(978)	(5,533)		(1,827)	(13,018)
Lease revenue intangible amortization	(66)	(47)		(132)	(94)
Same Store Hotels Total Revenue	$329,804	$324,882		$618,330	$609,608

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$137,636	$132,138		$244,727	$237,970
AHEBITDA from acquisitions	(6,134)	(487)		(9,413)	(636)
AHEBITDA from dispositions/assets held for sale	(285)	(1,586)		(506)	(3,459)
Same Store Hotels AHEBITDA	$131,217	$130,065		$234,808	$233,875

Note:

Same Store Hotels is defined as the 231 hotels owned and held for use by the Company as of January 1, 2017 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 10

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands except statistical data)

	Three Months Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018

Total revenue	$284,726	$324,882	$319,552	$282,490	$288,526	$329,804

Total operating expenses	180,916	194,817	195,179	183,492	184,935	198,587

Adjusted Hotel EBITDA	$103,810	$130,065	$124,373	$98,998	$103,591	$131,217
Adjusted Hotel EBITDA Margin %	36.5%	40.0%	38.9%	35.0%	35.9%	39.8%

ADR (Same Store Hotels)	$133.19	$137.60	$137.07	$130.38	$134.50	$139.28
Occupancy (Same Store Hotels)	74.8%	81.8%	80.5%	73.9%	74.8%	82.1%
RevPAR (Same Store Hotels)	$99.60	$112.53	$110.28	$96.31	$100.65	$114.29

ADR (Actual)	$133.39	$137.56	$136.73	$130.30	$134.32	$139.58
Occupancy (Actual)	74.4%	81.5%	80.0%	73.5%	74.6%	81.7%
RevPAR (Actual)	$99.27	$112.10	$109.45	$95.76	$100.18	$114.09

Reconciliation to Actual Results

Total Revenue (Actual)	$292,925	$331,704	$324,926	$289,067	$298,389	$344,714
Revenue from acquisitions	(667)	(1,242)	(1,343)	(5,641)	(8,948)	(13,866)
Revenue from dispositions/assets held for sale	(7,485)	(5,533)	(3,980)	(885)	(849)	(978)
Lease revenue intangible amortization	(47)	(47)	(51)	(51)	(66)	(66)
Same Store Hotels Total Revenue	$284,726	$324,882	$319,552	$282,490	$288,526	$329,804

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$105,832	$132,138	$125,750	$101,159	$107,091	$137,636
AHEBITDA from acquisitions	(149)	(487)	(424)	(2,000)	(3,279)	(6,134)
AHEBITDA from dispositions/assets held for sale	(1,873)	(1,586)	(953)	(161)	(221)	(285)
Same Store Hotels AHEBITDA	$103,810	$130,065	$124,373	$98,998	$103,591	$131,217

Note:

Same Store Hotels is defined as the 231 hotels owned and held for use by the Company as of January 1, 2017 and during the entirety of the periods being compared. This information has not been audited.

Reconciliation of net income (loss) to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

The Company considers the exclusion of certain additional items from EBITDA (Adjusted EBITDA) useful, including (i) the exclusion of transaction and litigation costs (reimbursements), gains or losses from sales of real estate, and the loss on impairment of depreciable real estate assets, as these items do not represent ongoing operations, and (ii) the exclusion of non-cash straight-line ground lease expense, as this expense does not reflect the underlying performance of the related hotels.

The Company further excludes actual corporate-level general and administrative expense for the Company from Adjusted EBITDA (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA on a quarterly basis from September 30, 2016 through June 30, 2018.

	Three Months Ended
	9/30/2016	12/31/2016	3/31/2017	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018
Net income (loss)	$13,694	$41,554	$34,365	$87,606	$62,824	$(2,303)	$42,182	$67,630
Depreciation	37,343	43,512	43,767	43,893	44,110	44,729	44,840	45,743
Amortization of favorable and unfavorable leases, net	132	161	165	168	165	165	206	148
Interest and other expense, net	10,156	11,507	11,717	11,849	12,024	11,753	11,919	13,210
Income tax (benefit) expense	(7)	(185)	250	259	203	135	163	151
EBITDA	61,318	96,549	90,264	143,775	119,326	54,479	99,310	126,882
Transaction and litigation costs (reimbursements)	36,452	(2,872)	-	(2,586)	-	-	-	-
(Gain) Loss on sale of real estate	-	153	-	(16,140)	157	(312)	-	-
Loss on impairment of depreciable real estate assets	5,471	-	7,875	-	-	38,000	-	3,135
Non-cash straight-line ground lease expense	843	940	939	938	917	906	904	898
Adjusted EBITDA	$104,084	$94,770	$99,078	$125,987	$120,400	$93,073	$100,214	$130,915
General and administrative expense	2,623	4,521	6,754	6,151	5,350	8,086	6,877	6,721
Adjusted Hotel EBITDA	$106,707	$99,291	$105,832	$132,138	$125,750	$101,159	$107,091	$137,636

Page | 12

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains or losses from sales of real estate, extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company further adjusts FFO (MFFO) for certain additional items including (i) the exclusion of transaction and litigation costs (reimbursements), as these costs do not represent ongoing operations, and (ii) the exclusion of non-cash straight-line ground lease expense, as this expense does not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three and six months ended June 30, 2018 and 2017.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$67,630	$87,606	$109,812	$121,971
Depreciation of real estate owned	45,502	43,664	90,112	87,201
Gain on sale of real estate	-	(16,140)	-	(16,140)
Loss on impairment of depreciable real estate assets	3,135	-	3,135	7,875
Amortization of favorable and unfavorable leases, net	148	168	354	333
Funds from operations	116,415	115,298	203,413	201,240
Transaction and litigation costs (reimbursements)	-	(2,586)	-	(2,586)
Non-cash straight-line ground lease expense	898	938	1,802	1,877
Modified funds from operations	$117,313	$113,650	$205,215	$200,531

Page | 13

Apple Hospitality REIT, Inc.

2018 Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(Unaudited)

(in thousands)

The guidance of net income, EBITDA and Adjusted EBITDA are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

The following table reconciles the Company’s GAAP net income guidance to EBITDA and Adjusted EBITDA guidance for the year ending December 31, 2018.

	Year Ending December 31, 2018
	Low-End	High-End
Net income	$193,065	$216,665
Depreciation	184,000	182,000
Amortization of favorable and unfavorable leases, net	650	650
Interest and other expense, net	52,000	50,000
Income tax expense	600	1,000
EBITDA	430,315	450,315
Loss on impairment of depreciable real estate assets	3,135	3,135
Non-cash straight-line ground lease expense	3,550	3,550
Adjusted EBITDA	$437,000	$457,000

Page | 14

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

June 30, 2018

	July 1 - December 31, 2018	2019	2020	2021	2022	Thereafter	Total	Fair Market Value
Total debt:
Maturities (1)	$6,595	$252,205	$453,349	$97,586	$109,252	$454,780	$1,373,767	$1,363,907
Average interest rates (2)	3.7%	3.7%	3.8%	4.0%	3.9%	3.8%

Variable rate debt:
Maturities (1)	$-	$218,400	$425,000	$50,000	$-	$185,000	$878,400	$880,352
Average interest rates (2)	3.3%	3.3%	3.2%	3.3%	3.4%	3.4%

Fixed rate debt:
Maturities	$6,595	$33,805	$28,349	$47,586	$109,252	$269,780	$495,367	$483,555
Average interest rates	4.5%	4.4%	4.4%	4.4%	4.2%	4.1%

(1)

In July and August 2018, the Company amended and restated two of its credit facilities, extending the maturity dates of the variable rate debt reflected in 2019, 2020 and 2021 to 2022 and beyond and reducing the average interest rates on those facilities by approximately 15 basis points as of the respective closing dates.

(2)	The average interest rate gives effect to interest rate swaps, as applicable.

Note:

See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

Page | 15

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics Top 20 Markets

Three Months ended June 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2018	Q2 2017	% Change	Q2 2018	Q2 2017	% Change	Q2 2018	Q2 2017	% Change	Q2 2018
Top 20 Markets
Los Angeles/Long Beach, CA	8	90.8%	92.4%	(1.8)%	$174.46	$171.39	1.8%	$158.33	$158.45	(0.1)%	5.5%
San Diego, CA	7	83.6%	84.4%	(1.0)%	$156.89	$154.63	1.5%	$131.12	$130.56	0.4%	4.9%
Nashville, TN	5	89.7%	88.9%	0.9%	$180.08	$180.75	(0.4)%	$161.50	$160.67	0.5%	4.0%
Chicago, IL	8	82.2%	80.1%	2.6%	$134.75	$133.37	1.0%	$110.70	$106.79	3.7%	4.0%
Anaheim/Santa Ana, CA	6	86.0%	86.4%	(0.5)%	$147.93	$146.19	1.2%	$127.17	$126.34	0.7%	3.3%
Seattle, WA	3	87.8%	89.7%	(2.1)%	$208.48	$211.03	(1.2)%	$183.10	$189.24	(3.2)%	3.2%
Omaha, NE	4	81.5%	81.0%	0.6%	$159.87	$160.33	(0.3)%	$130.30	$129.90	0.3%	2.8%
Richmond/Petersburg, VA	4	78.4%	80.2%	(2.2)%	$149.95	$150.94	(0.7)%	$117.60	$121.03	(2.8)%	2.7%
Dallas, TX	9	76.2%	77.8%	(2.2)%	$122.70	$122.61	0.1%	$93.45	$95.44	(2.1)%	2.5%
Washington, DC-MD-VA	4	86.1%	88.1%	(2.3)%	$152.63	$144.49	5.6%	$131.40	$127.35	3.2%	2.3%
Austin, TX	7	81.3%	76.5%	6.3%	$126.02	$129.20	(2.5)%	$102.46	$98.84	3.7%	2.2%
Phoenix, AZ	9	71.1%	74.3%	(4.4)%	$109.94	$109.81	0.1%	$78.12	$81.59	(4.3)%	2.2%
Norfolk/Virginia Beach, VA	4	87.8%	86.0%	2.1%	$154.56	$150.00	3.0%	$135.75	$128.98	5.2%	2.1%
North Carolina East	5	83.8%	84.7%	(1.0)%	$130.12	$130.75	(0.5)%	$109.08	$110.76	(1.5)%	2.0%
Denver, CO	3	82.3%	84.6%	(2.7)%	$160.11	$163.63	(2.2)%	$131.84	$138.41	(4.7)%	2.0%
Oklahoma City, OK	4	79.9%	81.2%	(1.7)%	$143.33	$139.27	2.9%	$114.45	$113.08	1.2%	1.8%
Fort Worth/Arlington, TX	5	80.0%	76.9%	4.0%	$134.94	$132.48	1.9%	$107.93	$101.88	5.9%	1.8%
Alabama South	6	79.2%	77.6%	2.0%	$117.41	$112.23	4.6%	$92.97	$87.08	6.8%	1.5%
Florida Panhandle	5	83.6%	81.2%	2.9%	$125.13	$128.44	(2.6)%	$104.55	$104.34	0.2%	1.5%
Alaska	2	86.9%	83.1%	4.6%	$184.99	$187.32	(1.2)%	$160.75	$155.61	3.3%	1.5%
Top 20 Markets	108	82.3%	82.4%	(0.2)%	$146.54	$145.96	0.4%	$120.58	$120.32	0.2%	53.8%

All Other Markets	133	81.3%	81.0%	0.5%	$133.53	$130.88	2.0%	$108.63	$105.95	2.5%	46.2%

Total Portfolio	241	81.8%	81.7%	0.1%	$139.83	$138.22	1.2%	$114.38	$112.88	1.3%	100.0%

Note: Market categorization is based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 16

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics Top 20 Markets

Six Months ended June 30

(Unaudited)

Top 20 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018
Top 20 Markets
Los Angeles/Long Beach, CA	8	89.9%	90.0%	(0.1)%	$170.16	$166.17	2.4%	$153.01	$149.56	2.3%	5.6%
San Diego, CA	7	81.8%	82.4%	(0.7)%	$151.94	$152.16	(0.1)%	$124.21	$125.31	(0.9)%	5.0%
Phoenix, AZ	9	77.3%	78.1%	(1.0)%	$137.26	$137.08	0.1%	$106.13	$107.05	(0.9)%	4.1%
Nashville, TN	5	85.9%	81.5%	5.3%	$170.12	$172.43	(1.3)%	$146.06	$140.53	3.9%	3.8%
Anaheim/Santa Ana, CA	6	85.0%	85.8%	(0.9)%	$147.50	$146.92	0.4%	$125.42	$126.06	(0.5)%	3.7%
Chicago, IL	8	73.5%	71.6%	2.8%	$126.67	$125.30	1.1%	$93.15	$89.65	3.9%	3.1%
Richmond/Petersburg, VA	4	77.3%	76.6%	0.9%	$151.07	$150.46	0.4%	$116.70	$115.24	1.3%	3.0%
Dallas, TX	9	74.1%	76.7%	(3.4)%	$123.78	$122.27	1.2%	$91.73	$93.77	(2.2)%	3.0%
Seattle, WA	3	84.1%	82.5%	2.0%	$186.15	$192.26	(3.2)%	$156.53	$158.55	(1.3)%	2.8%
Austin, TX	7	78.3%	76.8%	2.1%	$128.58	$131.03	(1.9)%	$100.74	$100.57	0.2%	2.5%
Fort Lauderdale, FL	3	91.8%	87.5%	4.9%	$161.36	$152.93	5.5%	$148.14	$133.88	10.7%	2.2%
Miami/Hialeah, FL	3	92.8%	88.4%	5.0%	$162.42	$156.19	4.0%	$150.74	$138.02	9.2%	2.0%
Omaha, NE	4	71.0%	74.9%	(5.3)%	$142.23	$143.43	(0.8)%	$100.95	$107.45	(6.1)%	2.0%
Fort Worth/Arlington, TX	5	77.7%	74.7%	4.0%	$134.97	$130.90	3.1%	$104.92	$97.83	7.3%	2.0%
Oklahoma City, OK	4	76.3%	78.7%	(3.0)%	$138.26	$136.58	1.2%	$105.51	$107.46	(1.8)%	1.8%
Houston, TX	6	67.3%	65.4%	3.0%	$125.85	$122.06	3.1%	$84.72	$79.78	6.2%	1.8%
Denver, CO	3	75.8%	78.9%	(3.9)%	$149.20	$152.91	(2.4)%	$113.15	$120.71	(6.3)%	1.7%
North Carolina East	5	78.2%	79.5%	(1.7)%	$117.38	$116.94	0.4%	$91.75	$93.01	(1.4)%	1.7%
Washington, DC-MD-VA	4	77.4%	77.2%	0.2%	$137.24	$138.30	(0.8)%	$106.19	$106.80	(0.6)%	1.7%
Orlando, FL	3	85.1%	89.0%	(4.4)%	$134.24	$125.84	6.7%	$114.18	$111.97	2.0%	1.7%
Top 20 Markets	106	79.3%	79.2%	0.1%	$144.04	$142.83	0.8%	$114.29	$113.16	1.0%	55.2%

All Other Markets	135	77.2%	77.2%	0.0%	$130.84	$129.13	1.3%	$101.01	$99.68	1.3%	44.8%

Total Portfolio	241	78.3%	78.2%	0.1%	$137.39	$135.95	1.1%	$107.52	$106.31	1.1%	100.0%

Note: Market categorization is based on STR designation. Top 20 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

Page | 17

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Three Months ended June 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2018	Q2 2017	% Change	Q2 2018	Q2 2017	% Change	Q2 2018	Q2 2017	% Change	Q2 2018
STR Region
East North Central	15	80.1%	79.7%	0.5%	$134.26	$132.80	1.1%	$107.58	$105.89	1.6%	6.5%
East South Central	30	83.9%	82.7%	1.5%	$135.59	$135.05	0.4%	$113.74	$111.64	1.9%	11.0%
Middle Atlantic	12	84.0%	81.9%	2.6%	$166.59	$162.61	2.4%	$139.96	$133.21	5.1%	4.6%
Mountain	21	76.8%	79.1%	(2.9)%	$123.87	$124.48	(0.5)%	$95.16	$98.47	(3.4)%	7.7%
New England	5	81.6%	82.5%	(1.1)%	$147.09	$143.60	2.4%	$119.98	$118.44	1.3%	2.4%
Pacific	33	87.3%	87.7%	(0.6)%	$167.87	$165.53	1.4%	$146.47	$145.25	0.8%	22.1%
South Atlantic	62	83.4%	83.9%	(0.6)%	$135.18	$132.67	1.9%	$112.80	$111.35	1.3%	25.3%
West North Central	17	81.1%	81.2%	(0.2)%	$136.33	$136.03	0.2%	$110.54	$110.50	0.0%	6.7%
West South Central	46	76.7%	75.0%	2.4%	$125.49	$123.92	1.3%	$96.30	$92.91	3.6%	13.7%

Total Portfolio	241	81.8%	81.7%	0.1%	$139.83	$138.22	1.2%	$114.38	$112.88	1.3%	100.0%

Note: Region categorization is based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Region

Six Months ended June 30

(Unaudited)

Region		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018
STR Region
East North Central	15	73.0%	72.3%	1.0%	$127.13	$126.30	0.7%	$92.82	$91.33	1.6%	5.5%
East South Central	30	79.1%	78.3%	1.0%	$131.14	$130.93	0.2%	$103.69	$102.51	1.1%	10.5%
Middle Atlantic	12	77.5%	75.9%	2.1%	$155.35	$153.30	1.3%	$120.35	$116.31	3.5%	3.2%
Mountain	21	77.5%	79.5%	(2.4)%	$132.57	$132.19	0.3%	$102.77	$105.03	(2.1)%	9.7%
New England	5	72.0%	71.8%	0.3%	$137.20	$136.20	0.7%	$98.78	$97.80	1.0%	1.9%
Pacific	33	84.9%	84.8%	0.2%	$161.39	$159.92	0.9%	$137.08	$135.58	1.1%	22.1%
South Atlantic	62	80.4%	80.4%	0.1%	$135.59	$132.79	2.1%	$109.08	$106.77	2.2%	26.6%
West North Central	17	73.3%	75.4%	(2.8)%	$127.36	$127.33	0.0%	$93.40	$96.07	(2.8)%	5.4%
West South Central	46	74.5%	73.7%	1.0%	$125.87	$124.36	1.2%	$93.73	$91.69	2.2%	15.1%

Total Portfolio	241	78.3%	78.2%	0.1%	$137.39	$135.95	1.1%	$107.52	$106.31	1.1%	100.0%

Note: Region categorization is based on STR designation.

Page | 18

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Three Months ended June 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2018	Q2 2017	% Change	Q2 2018	Q2 2017	% Change	Q2 2018	Q2 2017	% Change	Q2 2018
Upscale
Courtyard	40	80.2%	78.9%	1.8%	$143.45	$143.02	0.3%	$115.12	$112.77	2.1%	19.8%
Hilton Garden Inn	42	80.7%	80.4%	0.3%	$138.68	$137.60	0.8%	$111.88	$110.63	1.1%	18.6%
Homewood Suites	34	85.9%	85.4%	0.5%	$141.24	$137.37	2.8%	$121.30	$117.35	3.4%	12.6%
Residence Inn	34	83.5%	83.2%	0.3%	$148.46	$148.23	0.2%	$123.93	$123.32	0.5%	15.1%
SpringHill Suites	16	82.6%	82.8%	(0.2)%	$128.23	$125.07	2.5%	$105.89	$103.53	2.3%	6.6%
Upscale Total	166	82.2%	81.7%	0.7%	$141.16	$139.66	1.1%	$116.07	$114.08	1.7%	72.7%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	78.8%	81.1%	(2.8)%	$119.35	$118.97	0.3%	$94.08	$96.47	(2.5)%	3.1%
Hampton Inn/Hampton Inn & Suites	40	81.1%	82.3%	(1.5)%	$137.61	$134.56	2.3%	$111.61	$110.76	0.8%	15.2%
Home2 Suites	8	87.0%	85.0%	2.4%	$131.50	$132.45	(0.7)%	$114.43	$112.55	1.7%	3.4%
TownePlace Suites	11	80.5%	80.5%	0.0%	$107.36	$108.71	(1.2)%	$86.44	$87.53	(1.2)%	2.8%
Upper Midscale Total	70	81.3%	82.1%	(1.0)%	$130.10	$128.35	1.4%	$105.79	$105.41	0.4%	24.5%

Upper Upscale
Embassy Suites	2	86.2%	88.7%	(2.8)%	$185.51	$176.62	5.0%	$159.96	$156.71	2.1%	1.4%
Marriott	2	67.3%	67.6%	(0.5)%	$146.36	$149.09	(1.8)%	$98.55	$100.85	(2.3)%	1.5%
Renaissance	1	93.8%	93.6%	0.3%	$280.03	$267.76	4.6%	$262.66	$250.49	4.9%	(0.1)%
Upper Upscale Total	5	77.4%	78.2%	(1.0)%	$187.71	$183.38	2.4%	$145.21	$143.36	1.3%	2.8%

Total Portfolio	241	81.8%	81.7%	0.1%	$139.83	$138.22	1.2%	$114.38	$112.88	1.3%	100.0%

Note: Chain scale categorization is based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Chain Scale

Six Months ended June 30

(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018
Upscale
Courtyard	40	75.5%	74.8%	1.0%	$139.69	$139.61	0.1%	$105.48	$104.37	1.1%	19.0%
Hilton Garden Inn	42	76.5%	76.3%	0.3%	$136.16	$135.36	0.6%	$104.20	$103.32	0.9%	18.5%
Homewood Suites	34	83.1%	82.4%	0.8%	$142.45	$138.72	2.7%	$118.34	$114.29	3.5%	13.6%
Residence Inn	34	80.8%	80.5%	0.3%	$145.53	$144.96	0.4%	$117.53	$116.69	0.7%	15.6%
SpringHill Suites	16	77.9%	78.8%	(1.2)%	$125.11	$122.59	2.1%	$97.41	$96.62	0.8%	6.3%
Upscale Total	166	78.4%	78.1%	0.4%	$138.94	$137.61	1.0%	$108.90	$107.43	1.4%	73.0%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	11	78.2%	80.1%	(2.4)%	$120.06	$120.19	(0.1)%	$93.86	$96.24	(2.5)%	3.4%
Hampton Inn/Hampton Inn & Suites	40	77.1%	78.2%	(1.4)%	$135.68	$132.82	2.2%	$104.60	$103.82	0.7%	15.0%
Home2 Suites	8	82.4%	80.6%	2.3%	$127.06	$126.95	0.1%	$104.74	$102.29	2.4%	3.3%
TownePlace Suites	11	78.7%	78.2%	0.7%	$105.97	$106.69	(0.7)%	$83.44	$83.45	(0.0)%	2.9%
Upper Midscale Total	70	78.1%	78.7%	(0.8)%	$128.14	$126.55	1.3%	$100.05	$99.62	0.4%	24.6%

Upper Upscale
Embassy Suites	2	85.3%	86.3%	(1.2)%	$178.83	$169.75	5.3%	$152.49	$146.46	4.1%	1.4%
Marriott	2	68.3%	67.6%	0.9%	$147.43	$150.21	(1.8)%	$100.64	$101.61	(0.9)%	1.8%
Renaissance	1	91.5%	90.1%	1.5%	$234.13	$227.78	2.8%	$214.13	$205.22	4.3%	(0.8)%
Upper Upscale Total	5	77.2%	76.9%	0.4%	$175.60	$172.70	1.7%	$135.51	$132.76	2.1%	2.4%

Total Portfolio	241	78.3%	78.2%	0.1%	$137.39	$135.95	1.1%	$107.52	$106.31	1.1%	100.0%

Note: Chain scale categorization is based on STR designation.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months ended June 30

 (Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q2 2018	Q2 2017	% Change	Q2 2018	Q2 2017	% Change	Q2 2018	Q2 2017	% Change	Q2 2018
STR Location
Airport	16	86.6%	85.3%	1.5%	$135.72	$132.85	2.2%	$117.53	$113.38	3.7%	6.3%
Interstate	8	76.2%	77.7%	(1.9)%	$111.42	$113.55	(1.9)%	$84.92	$88.20	(3.7)%	2.2%
Resort	9	85.7%	86.7%	(1.1)%	$150.78	$142.53	5.8%	$129.22	$123.56	4.6%	5.3%
Small Metro/Town	19	77.5%	76.2%	1.7%	$109.67	$111.00	(1.2)%	$84.97	$84.60	0.4%	4.2%
Suburban	147	81.8%	81.1%	0.8%	$134.90	$133.23	1.3%	$110.36	$108.11	2.1%	56.1%
Urban	42	81.6%	83.3%	(2.0)%	$165.40	$165.15	0.2%	$135.01	$137.59	(1.9)%	25.9%

Total Portfolio	241	81.8%	81.7%	0.1%	$139.83	$138.22	1.2%	$114.38	$112.88	1.3%	100.0%

Note: Location categorization is based on STR designation.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Six Months ended June 30

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018
STR Location
Airport	16	83.9%	82.9%	1.2%	$137.74	$134.35	2.5%	$115.58	$111.36	3.8%	7.0%
Interstate	8	69.5%	72.2%	(3.9)%	$108.44	$111.63	(2.9)%	$75.33	$80.65	(6.6)%	1.9%
Resort	9	82.2%	82.5%	(0.4)%	$152.38	$144.09	5.7%	$125.31	$118.94	5.4%	5.5%
Small Metro/Town	19	75.1%	74.2%	1.2%	$115.32	$116.73	(1.2)%	$86.60	$86.61	(0.0)%	5.0%
Suburban	147	78.3%	77.8%	0.6%	$133.24	$131.43	1.4%	$104.30	$102.30	2.0%	57.0%
Urban	42	77.9%	79.0%	(1.4)%	$156.32	$157.21	(0.6)%	$121.75	$124.21	(2.0)%	23.6%

Total Portfolio	241	78.3%	78.2%	0.1%	$137.39	$135.95	1.1%	$107.52	$106.31	1.1%	100.0%

Note: Location categorization is based on STR designation.

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